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Exhibit 23.02

Consent of Independent Auditors

Board of Directors
Dako A/S:

        We consent to the use of our report dated September 5, 2012, with respect to the consolidated balance sheet of Dako A/S and subsidiaries as of December 31, 2011 and the related consolidated statements of income, comprehensive income, changes in equity and cash flows for the year then ended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

        Our qualified audit report dated September 5, 2012, contains an explanatory paragraph that states that Dako A/S and subsidiaries did not present comparative consolidated financial information for the year ended December 31, 2010, which is required by International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/KPMG
Statsautoriseret Revisionspartnerselskab

Copenhagen, Denmark
September 10, 2012

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  Exhibit 23.02
Consent of Independent Auditors